Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of OnScreen Technologies, Inc. (the “Company”), on Form 10-KSB of the year ended December 31, 2006, we hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the annual report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Waytronx, Inc.

By:	/s/ William J. Clough	March 20, 2008
William J. Clough
Chief Executive Officer/Director

By:	/s/ Cynthia M. Wilson	March 20, 2008
Cynthia M. Wilson
Interim Chief Financial Officer/Principal Accounting Officer